Exhibit 21

V.F. CORPORATION
SIGNIFICANT SUBSIDIARIES – 2016

Subsidiary	Jurisdiction
20X de Mexico, S.A. de C.V.	Mexico
All Crown S.A.	Argentina
Beatle Properties Limited	Gibraltar
Beyko Konfeksiyon lc ve Dis Ticaret Limited Sirketi	Turkey
Blue Bell Wrangler Do Brasil Indus De Conf Ltda	Brazil
C.C.R.L., LLC	California
Eagle Creek, Inc.	Delaware
Eagle Creek Europe, Ltd.	Ireland
GS Holding Srl.	Italy
Green Sport Monte Bianco Srl	Italy
H.D. Lee Apparel Ltd.	China
H.D. Lee Spain, S.L.	Spain
Imagewear Apparel Corp.	Delaware
Inversiones Inmobiliarias Australes S.A.	Argentina
Inversiones VF Chile Dos Limitada	Chile
Inversiones VF Chile Limitada	Chile
JanSport Apparel Corp.	Delaware
Jeanswear de Guatemala, Sociedad Anonima	Argentina
Jeanswear Ventures, LLC	Delaware
Kipling Apparel Corp.	Delaware
LBI Luxembourg Holdings S.àr.l.	Luxembourg
Lee Bell, Inc.	Delaware
lucy apparel, llc	Delaware
Majestic Apparel, LLC	Delaware
Majestic Asia, Inc.	Delaware
Manufacturera Lee de Mexico, S.A. de C.V.	Mexico
Manufacturera WR Alajuela, S.A.	Costa Rica
Nautica Apparel, Inc.	Delaware
Nautica Retail USA, Inc.	Delaware
NII Sales - Texas, Inc.	Texas
North Elm Properties, LLC	Delaware
NV Warehouse Co., Inc.	Delaware
Pro Skate Park Organization, LLC	Delaware
R&R Apparel Company, LLC	Delaware
Red Kap de Mexico, S. de R.L. de C.V.	Mexico
Retail Productivity Management, Inc.	Delaware
RKI Honduras S.A.	Honduras
Servicios y Promociones Textiles Limitada	Chile
South Cone, Inc.	California
The H. D. Lee Company, Inc.	Delaware
The North Face Apparel Corp.	Delaware

Subsidiary	Jurisdiction
The North Face (Italy) S.r.l.	Italy
The North Face S.a.g.l.	Switzerland
The Recreational Footwear Company	Cayman Islands
TI Venture Group, Inc.	Delaware
Timberland Asia LLC	Delaware
Timberland Europe B.V.	Netherlands
Timberland Europe Services Ltd.	United Kingdom
Timberland (Gibraltar) Holding Limited	Gibraltar
Timberland Holding Luxembourg S.àr.l.	Luxembourg
Timberland HK Trading Limited	Hong Kong
Timberland IDC Ltd.	United Kingdom
Timberland International, LLC	Delaware
Timberland Luxembourg Finance S.àr.l.	Luxembourg
Timberland Luxembourg Holding Asia S.àr.l.	Luxembourg
Timberland Luxembourg Holding Europe S.àr.l.	Luxembourg
Timberland Netherlands Holding B.V.	Netherlands
Timberland Switzerland Holding GmbH	Switzerland
Timberland Trading (Shanghai) Company Limited	China
TBL Licensing LLC	Delaware
TBL Investment Holdings GmbH	Switzerland
Vans, Inc.	Delaware
Vans Madeira, Lda	Portugal
Vans Spain, S.L.	Spain
VF Apparel (Shenzen) Co., Ltd.	China
VF Apparel Portugal Lda	Portugal
VF Brands India Private Limited	India
VF Asia Limited	Hong Kong
VF Asia Pacific Jeanswear Limited	Hong Kong
VF Asia Pacific Sourcing S.a.r.l.	Luxembourg
VF Austria GMBH	Austria
VF Belgium BVBA	Belgium
VF Biker Built Apparel, LLC	Delaware
VF Brands Malaysia Sdn. Bhd.	Malaysia
VF Brands Pte. Ltd.	Singapore
VF Brands Taiwan Ltd.	Taiwan
VF Canada Co.	Canada
VF CB Holdings, Inc.	Delaware
VF CH Holdings GmbH	Netherlands
VF CH-Mex Holdings, LLC	Delaware
VF China Limited	China
VF CIS (Russia) Limited Liability Company	Russia
VF Commercializadora Limitada	Chile
VF Czech S.R.O.	Czech Republic
VF Czech Services S.R.O.	Czech Republic
VF de Argentina S.A.	Argentina
VF Distribution Holdings GmbH	Switzerland
VF do Brasil Ltda.	Brazil
VF Ege Soke Giyim Sanayi ve Ticaret Ltd	Turkey

Subsidiary	Jurisdiction
VF Enterprises S.a.R.L.	Luxembourg
VF EU Investments, LLC	Delaware
VF Europe B.V.B.A.	Belgium
VF Finance S.a.r.l.	Luxembourg
VF Germany Services GMBH	Germany
VF Germany Textil-Handels GmbH	Germany
VF (Gibraltar) Enterprises Ltd.	Gibraltar
VF Global Investments S.a.r.l.	Luxembourg
VF Hellas E.P.E.	Greece
VF Holdings S.a.g.l.	Switzerland
VF Holdings Mexico, LLC	Delaware
VF Hong Kong Limited	Hong Kong
VF Hungaria Forgolmazasi KFT	Hungary
VF Hungary Distribution Ltd.	Hungary
VF Imagewear, Inc.	Delaware
VF Imagewear Canada Co.	Canada
VF Imagewear de Mexico, S.A. de C.V.	Mexico
VF Imagewear Majestic (UK) Limited	United Kingdom
VF Imagewear Majestic Canada Co.	Canada
VF Imagewear Royal, Inc.	Delaware
VF Intellectual Property Services, Inc.	Delaware
VF International Holding GmbH	Switzerland
VF International Holdings, LLC	Delaware
VF International S.a.g.l.	Switzerland
VF International, S. de R.L. de C.V.	Mexico
VF Investments S.à.r.l.	Luxembourg
VF Investimentos do Brasil Ltda	Brazil
VF Investments Italy S.à.r.l.	Luxembourg
VF Investments Jaoan S.à.r.l.	Luxembourg
VF Investments Netherlands BV	Netherlands
VF Israel (Apparel) Ltd.	Israel
VF Italia, S.r.l.	Italy
VF Italy Retail S.r.l.	Italy
VF Italy Services S.r.l.	Italy
VF (J) France, S.A.	France
VF (J) Nederland B.V.	Netherlands
VF (J) Netherlands Services B.V.	Netherlands
VF (Japan) Limited	Japan
VF Jeanswear Argentina S.R.L.	Argentina
VF Jeanswear de Mexico S. de R.L. de C.V.	Mexico
VF Jeanswear Espana S.L.	Spain
VF Jeanswear Limited Partnership	Delaware
VF Jeanswear Nicaragua y Compania Limitada	Nicaragua
VF Jeanswear Sales, Inc.	Delaware
VF Korea Limited	Korea
VF LSG Holdings, LLC	Delaware
VF Licensed Sports Group, LLC	Delaware
VF Luxembourg S.à.r.l.	Luxembourg

Subsidiary	Jurisdiction
VF Mauritius Ltd.	Mauritius
VF NL Holdings, CV	Netherlands
VF Northern Europe Ltd.	United Kingdom
VF Northern Europe Services Ltd.	United Kingdom
VF Norway AS	Norway
VF Outdoor, LLC	Delaware
VF Outdoor Canada Co.	Canada
VF Outdoor Mexico, S. de R.L. de C.V.	Mexico
VF Outdoor Services, S. de R.L. de C.V.	Mexico
VF Outlet, Inc.	Delaware
VF Participacoes do Brasil Ltda.	Brazil
VF Peru S.R.L.	Peru
VF Polska Distribution Sp.z.o.o.	Poland
VF Receivables, LP	Delaware
VF Receivables Services LLC	Delaware
VF Retail Sarl	Switzerland
VF Sales S.a.g.l.	Switzerland
VF Scandinavia Aps	Denmark
VF Services, LLC	Delaware
VF Servicios de Honduras, S.A.	Honduras
VF Servicios Mexicana, S. de R.L. de C.V.	Mexico
VF Shanghai Limited	China
VF Shanghai Sourcing Ltd.	China
VF Slovakia S.r.o.	Slovak Republic
VF Sourcing Asia S.a.R.L.	Luxembourg
VF Sourcing India Private Limited	India
VF Sourcing Latin America S.a.R.L.	Luxembourg
VF Sourcing (Thailand) Ltd.	Thailand
VF Sportswear, Inc.	Delaware
VF Sweden AB	Sweden
VF Taiwan Limited	Taiwan
VF Transglobal GmbH	Switzerland
VF Treasury Services LLC	Delaware
VFJ Ventures, LLC	Delaware
VFJ-CSS de Mexico, S.A. de C.V.	Mexico
VFSLA Commercial Services, LLC	Delaware
VFSLA Servicios, S. de R.L. de C.V.	Mexico
Wrangler Apparel Corp.	Delaware
Wrangler de Chihuahua, S.A. de C.V.	Mexico
Wrangler de Mexico, S.A. de C.V.	Mexico
VF Corporation is the ultimate sole beneficial owner of all of the subsidiaries listed above.